Auditors' report to the members of Swift Textiles Europe Limited

We have audited the financial statements on pages 5 to 15 (NOT INCLUDED SEPARATELY HEREIN)*.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS IN RELATION TO THE FINANCIAL STATEMENTS

As described on page 3 the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

We conducted our audit in accordance with Audit Standards issued by the Auditing Practices Board, WHICH DO NOT DIFFER IN ANY MATERIAL RESPECTS FROM GENERALLY ACCEPTED AUDITING STANDARDS IN THE UNITED STATES OF AMERICA*. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

In our opinion, the financial statements give a true and fair view of the state of affairs of the company at March 31, 1997 and of the profit for the year then ended and have been properly prepared in accordance with the Companies Acts, 1963 to 1990 and all Regulations to be construed as one with those Acts.

We have obtained all the information and explanations we considered necessary for the purposes of our audit. In our opinion, proper books of account have been kept by the company. The financial statements are in agreement with the books of account.

In our opinion, the information given in the directors' report on page 2 is consistent with the financial statements.

The net assets of the company, as stated at the balance sheet on page 7, are more than half of the amount of its called up share capital and, in our opinion, on that basis, there did not exist at 31 March 1997, a financial situation which under, Section 40(l) of the Companies (Amendment) Act, 1983, would require the convening of an extraordinary general meeting of the company.


/s/ KPMG
CHARTERED ACCOUNTANTS
REGISTERED AUDITORS                                                  21 May 1997

* The wording in italics does not form part of the original audit report and is included herein for the purposes of the US filing.